REGISTRATION NO. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                           --------------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                           --------------------------

                            VDC COMMUNICATIONS, INC.
             (Exact name of registrant as specified in its charter)

           DELAWARE                                               06-1524454
(State or other jurisdiction of                               (I.R.S.  Employer
incorporation or organization)                               Identification No.)

                               75 Holly Hill Lane
                          Greenwich, Connecticut 06830
                                 (203) 869-5100

                   (Address, including zip code, and telephone
             number, including area code, of registrant's principal
                               executive offices)
                           --------------------------

         VDC Communications, Inc. 1998 Stock Incentive Plan, as Amended
                            (Full title of the plan)

                           --------------------------

                               Frederick A. Moran
                      Chairman and Chief Executive Officer
                            VDC Communications, Inc.
                               75 Holly Hill Lane
                          Greenwich, Connecticut 06830
                                 (203) 869-5100

            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                   COPIES TO:
    Louis D. Frost, Esq.                         James J. Barnes, Esq.
  VDC Communications, Inc.           Buchanan Ingersoll Professional Corporation
     75 Holly Hill Lane                            One Oxford Centre
Greenwich, Connecticut 06830                  301 Grant Street, 20th Floor
       (203) 869-5100                      Pittsburgh, Pennsylvania 15219-1410

                         CALCULATION OF REGISTRATION FEE


              Title of
             Each Class
           Of Securities                  Amount            Proposed               Proposed
               To Be                      To Be         Maximum Offering       Maximum Aggregate         Amount of
             Registered               Registered(1)     Price Per Share         Offering Price        Registration Fee
             ----------               -------------     ---------------         --------------        ----------------

Common Stock, $.0001 par  value        4,224,500           $1.094(2)              $4,621,603               $1,285
Common Stock, $.0001 par value           565,500            $1.25(3)                $706,875                 $197
Common Stock $.0001 par value            210,000            $1.38(3)                $289,800                  $81


(1) Pursuant to Rule 416 of the Securities Act of 1933, as amended, this Registration Statement also includes additional shares of common stock issuable upon stock splits, stock dividends or similar transactions.

(2) Estimated pursuant to Rule 457(c) for the purpose of calculating the registration fee. Based on the average of the high and low prices per share of common stock on November 17, 1999 as reported on the American Stock Exchange.

(3) In accordance with Rule 457(h), such price is the exercise price for the shares underlying these outstanding options.

                              --------------------

                                     PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         The documents(s) containing the information specified in Part I will be sent or given to employees as specified by Rule 428(b)(1). Such documents are not being filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. Such documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                     PART II

Item 3.       Incorporation of Documents by Reference.

         The following  documents,  which have been filed by VDC Communications,
Inc.,  a  Delaware  corporation  (the  "Company"),   with  the  Commission,  are
incorporated herein by reference:

         (a) The Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1999, as filed with the Commission on September 28, 1999 pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") (File No. 001-14281).

         (b) The Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1999, as filed with the Commission on November 15, 1999 pursuant to the Exchange Act (File No. 001-14281).

         (c) The Company's Proxy Statement on Schedule 14A for the Company's 1999 Annual Meeting, as filed with the Commission on November 10, 1999 pursuant to the Exchange Act (File No. 001-14281).

         (d) The descriptions of the Company's common stock which are contained in registration statements on Form 8-A under the Exchange Act, including any amendment reports filed for the purpose of updating such description.

         (e) In addition, all documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of the filing of such documents.

Item 4.       Description of Securities.

              Not applicable.

Item 5.       Interests of Named Experts and Counsel.

              Not applicable.

Item 6.       Indemnification of Directors and Officers.

              Section 145(a) of the General Corporation Law of the State of Delaware ("Delaware Corporation Law") provides, in general, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that he is or was a director or officer of the corporation or is serving at the request of the corporation as a director, officer, employee or agent of another corporation or business entity. Such indemnity may be against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding, if the indemnified party acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and if, with respect to any criminal action or proceeding, the indemnified party did not have reasonable cause to believe his conduct was unlawful.

              Section 145(b) of the Delaware Corporation Law provides, in general, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent or another corporation or business entity, against any expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation.

              Section 145(g) of the Delaware Corporation Law provides, in general, that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent or another corporation or business entity against any liability asserted against him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of the law.

         Article Seventh of the Registrant's Certificate of Incorporation, as amended, (incorporated by reference herein) provides that:

       (a) RIGHT TO INDEMNIFICATION. Each person who was or is made a party or is threatened to be made a party or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer, of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in paragraph (b) hereof, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Section shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the Delaware General Corporation Law requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section or otherwise. The Corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

       (b) RIGHT OF CLAIMANT TO BRING SUIT:

       If a claim under paragraph (a) of this Section is not paid in full by the Corporation within thirty days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard or conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard or conduct.

       (c) Notwithstanding any limitation to the contrary contained in sub-paragraphs 8(a) and 8(b), the corporation shall, to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-law, agreement, vote of stockholders or disinterested Directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

       (d) INSURANCE:

       The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

       In  addition,   Article  Eight  of  the   Registrant's   Certificate   of
Incorporation, as amended, provides that:

         Under Section 102(b)(7) of the Delaware General Corporation Law, and other provisions of the Delaware General Corporation Law, no director shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law (i) for breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Article 9 shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

         The Company has liability insurance for the benefit of its directors and officers. The insurance covers, in general, claims against such persons alleging error, omission, misstatement, misleading statement, neglect, breach of duty or negligent act. The insurance also provides certain coverage for the Company and employees of the Company in connection with certain securities law claims. The insurance covers claims referenced above, except as prohibited by law, or otherwise excluded by such insurance policy.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Item 7.           Exemption from Registration Claimed.

         Not applicable

Item 8.           Exhibits.


      Exhibit No.                                   Description                                 Method of Filing
      -----------                                   -----------                                 ----------------

          3.1           Certificate    of    Incorporation,    as   amended,    of   VDC               (1)
                        Communications, Inc.

          3.2           Amended and Restated Bylaws of VDC Communications, Inc.                        (1)

          5.1           Opinion of Buchanan  Ingersoll  Professional  Corporation  as to               (2)
                        the legality of the shares being registered

                                       6

          23.1          Consent   of   Buchanan   Ingersoll   Professional   Corporation               (2)
                        (contained in Exhibit 5.1)

          23.2          Consent of BDO Seidman, LLP                                                    (2)

          24.1          Power of Attorney                                                              (3)


(1) Filed as an Exhibit to Registrant's registration statement on Form S-4, filed with the SEC on September 9, 1998, and incorporated by reference herein.

(2)      Filed herewith.

(3)      Included as part of the signature page to this Registration Statement.

Item 9.           Undertakings.

         (a)      The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.



                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Greenwich, State of Connecticut, on this 19th day of November, 1999.

                                          VDC COMMUNCATIONS, INC.


                                          By:/s/ Frederick A. Moran
                                             -------------------------
                                                 Frederick A. Moran
                                                 Chairman of the Board, Chief
                                                 Executive Officer, Chief
                                                 Financial Officer, and Director



                                POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Frederick A. Moran, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

/s/ Frederick A. Moran                               Dated: November 19, 1999
------------------------------------                        --------------------
Frederick A. Moran
Chairman of the Board, Chief Executive
Officer, Director, and Chief Financial
Officer (Principal Executive, Financial
and Accounting Officer)

/s/ Hussein Elkholy                                  Dated: October 27, 1999
------------------------------------                        --------------------
Dr. Hussein Elkholy
Director

/s/ James B. Dittman                                 Dated: November 18, 1999
------------------------------------                        --------------------
James B. Dittman
Director

/s/  Leonard Hausman                                 Dated: November 18, 1999
------------------------------------                       ---------------------
Dr. Leonard Hausman
Director


                                  EXHIBIT INDEX

     Exhibit Number                                                                              Page Number in
     (Referenced to                                                                               Rule 0-3 (b)
      Item 601 of                                                                                  Sequential
       Reg. S-K)                                                                                Numbering System
                                                                                                Where Exhibit Can
                                                                                                    Be Found
            5.1           Opinion of Buchanan  Ingersoll  Professional  Corporation  as to
                          the legality of the shares being registered

           23.1           Consent   of   Buchanan   Ingersoll   Professional   Corporation
                          (contained in Exhibit 5.1)

           23.2           Consent of BDO Seidman, LLP

           24.1           Power of Attorney (included as part  of the  signature  page  to this Registration Statement)
